                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Firstwave Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      FIRSTWAVE TECHNOLOGIES, INC.(TM) (1)
                                   SUITE 1000
                             2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339



                                                                  April 3, 1998

Dear Shareholder:

        You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the "Company"), which will be held at 2:00 p.m. on Thursday, May 7, 1998, at Firstwave's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339.

        The principal business of the meeting will be (i) to elect directors for the ensuing year, (ii) to present for shareholder approval an amendment and restatement of the Company's 1993 Stock Option Plan to increase the number of shares reserved for future grants under the plan from 800,000 to 1,200,000 and
(iii) to present for shareholder approval an amendment and restatement of Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for possible purchase by Company employees from 50,000 to 70,000. During the meeting, we will review the results of the past year and report on significant aspects of our operations for 1998.

        Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

                                              Sincerely yours,



                                              R. Douglas MacIntyre
                                              President and Chief Executive
                                                Officer


(1) Brock International, Inc. officially changed its name to Firstwave Technologies, Inc. on March 1, 1998.

                        FIRSTWAVE TECHNOLOGIES, INC.(TM)
                                   SUITE 1000
                             2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 1998 Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the "Company") will be held at 2:00 p.m. on Thursday, May 7, 1998, at Firstwave's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339. The meeting is called for the following purposes:

         (1)           To elect directors for the ensuing year;

         (2) To present for shareholder approval an amendment and restatement of the Company's 1993 Stock Option Plan to increase the number of shares reserved for future grants under the plan from 800,000 to 1,200,000;

         (3) To present for shareholder approval an amendment and restatement of the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for possible purchase by Company employees from 50,000 to 70,000; and

         (4) To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the purpose of determining the shareholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                         By order of the Board of Directors,



                                         R. Douglas MacIntyre
                                         President and Chief Executive Officer


April 3, 1998
Atlanta, Georgia


       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

                        FIRSTWAVE TECHNOLOGIES, INC.(TM)
                                   SUITE 1000
                             2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                                PROXY STATEMENT

        This Proxy Statement is furnished by and on behalf of the Board of Directors of Firstwave Technologies, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Thursday, May 7, 1998, at Firstwave's Corporate Offices, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 3, 1998 to the Company's shareholders of record on the Record Date, as defined below.

        THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.


                            SHARES ENTITLED TO VOTE

        Proxies will be voted as specified by the shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, no par value per share ("Common Stock"), of the Company represented thereby will be voted FOR the election as directors of the nominees listed in this Proxy Statement. The submission of a signed proxy will not affect a shareholder's right to attend and to vote in person at the Annual Meeting. A shareholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either in written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

        Only holders of record of Common Stock as of the close of business on March 23, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 5,104,041 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

        Under Georgia Law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, votes withheld from director nominees will not be included in vote totals and will not be considered in determining the outcome of the vote.

        Any other matters that may properly come before the Annual Meeting requires the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of either of such proposals or any other matter properly brought before the Annual Meeting and therefore will not affect the outcome of any such vote.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

        The Board of Directors of the Company presently consists of five members. The current terms of all existing directors expire upon the election and qualification of the directors to be selected at this Annual Meeting. The Board of Directors has nominated Richard T. Brock, John F. Keane, Michael T. McNeight, James R. Porter, and R. Douglas MacIntyre for the election or re-election to the Board of Directors at the Annual Meeting, each to serve until the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

        All shares represented by properly executed proxies received in response to this solicitation will be voted for the election of directors as specified therein by the shareholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of the nominees listed in this Proxy Statement to the Board of Directors. Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable or will decline to serve as a director.

        Shareholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the space provided for that purpose on the enclosed proxy card.

        Set forth below is certain information furnished to the Company by each nominee.

DIRECTOR NOMINEE BIOGRAPHICAL INFORMATION
RICHARD T. BROCK
Age:  50

        Mr. Brock, the founder of the Company, has served as Chairman of the Board of Directors since the Company's inception in October 1984. He also served as the Company's Chief Executive Officer from October 1984 until November 1992, when he relinquished that position. In November 1994, Mr. Brock again assumed the positions of President and Chief Executive Officer until December 1996, when he relinquished those positions. Mr. Brock is also a director of Datastream Systems, Inc., a leading provider of maintenance software. Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc., now a division of CLR Professional Software. Mr. Brock received an MBA from Louisiana State University and a BS from Spring Hill College. He is also a Certified Public Accountant.

JOHN F. KEANE
Age:  66

        Mr. Keane has been a director of the Company since December 1997. Mr. Keane is Chairman and Chief Executive Officer of Keane, Inc., an application development, outsourcing and integration services firm. He serves as a director of EG&G, a global technology company that supplies products and technical services to industrial and governmental markets. Previous to this, Mr. Keane held various positions in marketing for IBM and was a consultant for Arthur D. Little. He is a graduate of Harvard College and Harvard School of Business.

MICHAEL T. MCNEIGHT
Age:  53

       Mr. McNeight is Vice President of Internet Security Systems, Inc., a software company providing network security analysis and intrusion detection systems. He has not previously served as a director of the Company. Mr. McNeight brings contemporary software industry knowledge and technical competence as a director nominee. From 1993 through 1994, he served as Vice President and then President and Chief Executive Officer of Aurum Software, Inc., a leading software company specializing in sales, marketing and customer support automation. From 1995 to 1996, Mr. McNeight was Senior Vice President at TSW International, Inc., a leading supplier of plant performance and maintenance management software. Previously, he held management positions with Dun & Bradstreet Software, Inc. Mr. McNeight received his BA from Oklahoma State University and his MS from Texas Christian University.

JAMES R. PORTER
Age:  62

        Mr. Porter has been a director of the Company since the Company's initial public offering in March 1993. He served from September 1985 until February 1997 as President, Chief Executive Officer and a director of Triad Systems Corporation, a provider of business and information management solutions for the retail hard lines industry and the automotive aftermarket, and now serves as Chairman of the Board. Previously, he served in executive capacities at Informatics General Corporation and United Systems International. Mr. Porter serves on the Board of Regents of Pepperdine University and on the Board of Trustees of Abilene Christian University. Mr. Porter is also a director of Silicon Valley Bank, Triad Park, LLC, and Cellular Technology Services. Mr. Porter earned his BS from Texas A&M and attended Harvard Graduate School of Business.

R. DOUGLAS MACINTYRE
Age:  46

        Mr. MacIntyre has served as President, Chief Executive Officer, and a director since joining the Company in December of 1996. From 1994 until that time, Mr. MacIntyre served as President and Chief Executive Officer and director of Dun & Bradstreet Software. From 1990 to 1993, Mr. MacIntyre served as President, Chief Operating Officer and director of Software 2000, and from 1980 to 1990 he held management positions at Management Science America, Inc. Mr. MacIntyre graduated from the U.S. Military Academy at West Point, with a BS degree. Mr. MacIntyre received an MS degree from Boston University and has attended Stanford, Wharton, and Harvard business school executive programs. Mr. MacIntyre is past President of the American Software Association and serves on various other industry and civic boards.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
              ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

        The Company's Board of Directors held four meetings and one telephonic meeting during 1997. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served.

        The Audit Committee was formed in May 1993 and for 1997 consisted of Messrs. Harry Gruner, Said Mohammadioun and James Porter, with Mr. Gruner serving as Chairman, until December 2, 1997, when Mr. Gruner resigned. John F. Keane was appointed to the Board and the Audit Committee on December 22, 1997, and Mr. Mohammadioun was appointed Chairman of the Audit Committee. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, reviewing and making recommendations to the Board regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The Audit Committee met twice during 1997.

        The Compensation Committee also was formed in May 1993 and for 1997 also consisted of Messrs. Gruner, Mohammadioun and Porter until December 2, 1997, when Mr. Gruner resigned. John F. Keane was appointed to the Board and the Compensation Committee on December 22, 1997 with Mr. Porter serving as Chairman during 1997. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, making recommendations to the Board regarding compensation arrangements for senior management of the Company (including annual bonus compensation), the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans. The Compensation Committee met once during 1997.

        During 1997, each non-management director of the Company received an annual retainer of $5,000 and a fee of $2,500 for each day on which he attended a Board or committee meeting. During 1997, each non-management director was granted options to purchase a total of 20,000 shares of common stock. All directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

EXECUTIVE OFFICERS

        The executive officers of the Company serve at the discretion of the Board of Directors. In addition to Mr. MacIntyre, at the end of 1997, the executive officers of the Company consisted of Kenneth D. Barwick, Lisa M. Campbell, Kenneth Schultz, Stephen B. Spence and Judith A. Vitale. Set forth below is certain information furnished by each of these persons.

KENNETH D. BARWICK
AGE:  50

        Mr. Barwick joined the Company in April of 1997 as the Senior Vice President of Worldwide Sales. From 1995 to 1996, Mr. Barwick served as Senior Vice President of American Operations for Dun & Bradstreet Software. Prior to Dun & Bradstreet, Barwick served as head of the Southern Region for the Oracle Corporation from 1992 to 1995. From 1989 to 1991, Mr. Barwick held the position of Senior Vice President of North American Operations for Integral Systems, Inc., and held the position of President and Chief Executive Officer for Sysgen, a subsidiary of Integral Systems, Inc. Mr. Barwick received his MS from the Georgia Institute of Technology in Atlanta, Georgia and a BS from Chaminade College, Honolulu, Hawaii.

LISA M. CAMPBELL
AGE:  34

        Ms. Campbell joined the Company in April of 1997 as the Vice President of Marketing. From 1993 to 1997, Ms. Campbell was with Sterling Software, Inc., as Vice President of Marketing and various other management positions in marketing and product development. From 1985 to 1993, Ms. Campbell held various management positions in marketing at Digital Equipment Corporation. Ms. Campbell received an MBA from Babson College in Wellesley, Massachusetts and a BA from Boston College.

KENNETH SCHULTZ
AGE:  42

        Mr. Schultz joined the Company as Vice President of Development in August of 1997. From 1996 to 1997, Mr. Schultz was Vice President of Operations for Technologic Inc. He was Vice President of Development and Support at Peachtree Software, from 1992 to 1996. Prior to that, Mr. Schultz held various executive management positions at Dun & Bradstreet Software from 1979 to 1992. Mr. Schultz holds a BA degree in Economics from the University of Connecticut.

STEPHEN B. SPENCE
AGE:  40

        Mr. Spence has held the position of Vice President of Client Services for the Company since August of 1997. Prior to that time, Mr. Spence has held various management positions since joining the Company in 1992. Prior to joining the Company, Mr. Spence held various management positions with MCI from 1987 to 1992. Mr. Spence holds a BS degree in Mathematics from Furman University.

JUDITH A. VITALE
Age:  43

        Ms. Vitale has served the Company as Director of Finance and Administration since March 1996. Prior to that time, she held various positions with the Company since its formation in October 1984, including Manager of Administration, Manager of Finance, and Corporate Controller. From 1979 until the formation of the Company, Ms. Vitale was the Manager of Administration at Management Control Systems, Inc., also founded by Mr. Brock, and now a division of CLR Professional Software.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of its directors and executive officers complied during 1996 with all applicable Section 16(a) filing requirements.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and (iv) all directors and current executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 23, 1998. According to rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                                                         Amount and Nature
                                                                           of Beneficial              Percent of
Name of Beneficial Owner                                                      Ownership                 Class
------------------------                                                 -----------------            ----------

Richard T. Brock........................................                      1,768,224                  34.6
Private Capital Management, Inc. (1)....................                        519,000                  10.2
R. Douglas MacIntyre....................................                        100,500                   2.0
Kenneth D. Barwick......................................                         31,775 (2)               *
James R. Porter.........................................                          9,300                   *
Stephen B.  Spence......................................                         12,010 (2)               *
Judith A. Vitale........................................                         12,510 (2)               *
All directors, director nominees and executive officers
as a group    (10 persons) .............................                      1,944,319 (2)              38.1

1) The indicated shares are beneficially owned by a group that includes Private Capital Management, Inc., and Bruce S. Sherman (whose address is 3003 Tamiami Trail N., Naples, FL 33940). This information provided herein concerning this investor is based on a review of a Schedule 13G dated February 11, 1998 filed by these parties with the SEC. The information reported is as of December 31, 1997.
2)   Includes shares subject to options exercisable on or before May 23, 1998.

                             EXECUTIVE COMPENSATION

        Under the SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following report on executive compensation. Set forth below is a discussion of the Company's executive compensation philosophy and policies as established and implemented by the Compensation Committee for 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        In early 1997, the Compensation Committee set the levels and types of compensation for its executive officers for 1997 based generally upon (i) perceived levels and types of compensation paid by the Company's competitors to their executive officers, (ii) the desire to have some portion of each executive officers' compensation be incentive in nature and (iii) an evaluation of each executive officer's ability to contribute to the continued success of the Company. In addition, certain components of several compensation packages resulted from negotiations conducted in connection with the hiring of new executive officers.

        In determining appropriate compensation packages for employees, the Compensation Committee has worked toward establishing an increasingly objective policy which is designed to:

          - Provide for an annual evaluation of the base salaries and incentive compensation paid to key employees in an effort to maintain the Company's competitive position;

          - Emphasize the incentive aspect of compensation for sales personnel by making the incentive element (primarily commissions) comprise as much as 55% to 60% of the total compensation package for such personnel;

         - Motivate and reward officers and align their interests with the interests of shareholders through the grant of stock options; and

         - Establish compensation packages such that the Company's key employees are paid in the top one-half of the "market" for comparable positions.

        As noted above, the Compensation Committee annually evaluates and adjusts, if necessary, the proportions of the base, short-term incentive and long-term incentive compensation components of each officer's compensation package to accommodate for changes in the market for such officers' services and to encourage desired individual performance modifications. Changes in total compensation levels are made annually based on an assessment of each officer's performance and the composition of the officer's current compensation package. Such changes in annual compensation are effective on January 1 of each year. Performance is judged according to the following criteria:

         (1) The officer's ability to meet financial performance goals of the Company for which he or she has significant responsibility;

         (2) The officer's ability to orchestrate projects and implement strategies in a timely manner within his or her department or functional unit in the context of company plans;

         (3) The officer's ability to use problem-solving, communication and technical skills effectively, and

         (4) The officer's ability to handle administrative matters and relationships with other employees professionally.

        In light of the Company's compensation policy, the components of its executive compensation program in 1998 will be base salaries, short-term incentive awards in the form of cash bonuses or commissions and long-term incentive awards in the form of stock options. The procedure used to determine the level of each of these components of compensation is discussed in more detail below.

        Base Salaries. The Compensation Committee typically reviews various studies and reports prepared for the Company by compensation consulting firms regarding base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company. Although the data used by such compensation consultants may be available publicly, the Compensation Committee uses such industry information in the form provided by its compensation consultants in order to take advantage of the analytical input provided by such consultants that makes such industry information more directly applicable to the Company and the functions performed by its executive officers. The Compensation Committee then sets each officer's salary level based on the officer's experience level, the scope and complexity of the position held (taking into account any changes to be made) and the officer's performance during the past year. Generally, base salaries are targeted to be in the 50 to 65 percentile range of compensation paid by such other companies, although in certain instances base salaries may be set higher in order to attract and retain exceptional employees.

        Short-Term Incentive Compensation -- Bonuses and Commissions. The goal of the short-term incentive component of the Company's compensation packages is to place a significant portion of each officer's compensation at risk to encourage and reward a high level of performance each year. For 1997 the Compensation Committee first determined that the principal measure for determining the incentive element of short-term compensation for executive officers should be increases in operating income (pre-tax and pre-investment income or loss). The Committee then concluded that bonus amounts would be based upon certain operating income goals each quarter, second half revenue goal, and improvement of aged accounts receivable, with accelerators for exceeding goals. The Company experienced 81% achievement of the goals, and, as a result, the company performance incentive element of the short-term bonus package for the Company's executive officers resulted in payout of 81% of the short-term incentive bonuses in 1997.

        Generally, the Compensation Committee seeks to set short-term incentive compensation levels at 25% to 90% of salary. The criteria for earning bonuses differs slightly for each officer depending upon his or her functional duties, but generally includes a Company-level financial performance target (usually growth in operating income, as indicated above) and individual performance objectives (not necessarily financial in nature).

        Long-Term Incentive Compensation -- Stock Options. The goal of the long-term incentive component of the Company's compensation packages is to secure, motivate and reward officers and align their interests with the interests of shareholders through the grant of stock options. Under the Option Plan, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees. The number of options granted is based on the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee's assessment of the officer's ability to contribute to the long-term success of the Company. The Compensation Committee receives and takes into account data provided by its compensation consultants regarding executives in comparable positions and management's recommendations concerning proposed option grants. No particular weight is given to any single factor. Options granted generally vest in equal annual increments over a period of two to four years and terminate at the end of 10 years. For a summary of option grants in 1997 to the Company's named executive officers, see "Executive Compensation Tables - Table II - Option Grants in 1997."

        Compensation of the Chief Executive Officer. The Compensation of Mr. MacIntyre was established for 1997 by the Compensation Committee. His base salary for 1997 was $200,000. The salary was based on the Compensation Committee's assessment of Mr. MacIntyre's contributions to the Company and his experience and capabilities in the Company's industry. Mr. MacIntyre's short-term incentive was $100,000 of which he received $81,000, determined by the Company performance incentive bonus described above as short-term incentive compensation. The Compensation Committee has decided to maintain Mr. MacIntyre's base salary for 1998, but increase his short-term incentive bonus potential to $120,000.

        Limitations on Deductibility of Compensation. Under the Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee has not and does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.



                                              THE COMPENSATION COMMITTEE
                                              OF THE BOARD OF DIRECTORS

                                              John F. Keane
                                              Said Mohammadioun
                                              James R. Porter

        The report on executive compensation of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Shareholders or Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1997, the Compensation Committee of the Board of Directors consisted of Messrs. Gruner, Mohammadioun and Porter, with Mr. Porter serving as Chairman until December 1997, when Mr. Gruner resigned and Mr. Keane was appointed a director. None of such members serves or has served as an officer or employee of the Company. No executive officer of any entity with an executive officer of the Company serving as one of its directors served on the Company's Board of Directors during 1997.

CERTAIN TRANSACTIONS

        During 1997, the Company paid $175,000 to a third party software provider whose Chief Executive Officer is Said Mohammadioun, a member of the Board of Directors. The payments were made in accordance with an agreement that was canceled as of December 31, 1997. The Company continues to use the third party software provider under the terms and conditions of a new contract.

        Michael T. McNeight, director nominee, has an interest in 24,283 shares of the 200,000 shares that have been escrowed under the Merger Agreement between the Company and Netgain, Inc. The escrowed shares will be released as the earnout contingencies under said Agreement are met.

        In 1997, Richard T. Brock, a member of the Board of Directors, entered into a contract for $150,000 in professional services to be provided by a third party. This contract was later assigned to the Company. The Company paid Mr. Brock $56,250, which was the portion of the $150,000 he had paid to the third party. The Company continued the agreement with the third party.

        Other than compensation arrangements described elsewhere in this Proxy Statement, and the above referenced transactions, the Company was not a party to any transaction (or series of transactions), nor did it have any relationship with any related party requiring disclosure of such transaction or relationship under applicable SEC disclosure rules during 1997.

EXECUTIVE COMPENSATION TABLES

        The following tables set forth certain information required by the SEC relating to various forms of compensation earned by the persons serving as Chief Executive Officer ("CEO") of the Company during 1997 and the four other executive officers whose total salary and bonus for 1997 equaled or exceeded $100,000. Such executive officers are hereinafter referred to as the Company's "named executive officers." Mr. Brock is no longer employed by the Company. As severance to be paid in connection with the December 1996 resignation of Mr. Brock, the Company agreed to pay Mr. Brock $210,000 for the year following his resignation.

TABLE I - SUMMARY COMPENSATION TABLE

        Table I presents the total compensation paid to or accrued by the Company's named executive officers during 1995, 1996 and 1997.



                                            Annual Compensation
                                    ------------------------------------          Long-Term                  All Other
                                                             ($)                Compensation(1)           Compensation(2)
                                                                                ----------------        -----------------
                                      ($)      ($)        Other Annual             Options
Name and Position          Year      Salary   Bonus      Compensation(3)             (#)(4)                    ($)
-----------------          ----     -------   ------     ---------------        ----------------        -----------------

R. Douglas MacIntyre       1997     200,000    81,000         62,500                       0                   2,375
    President and CEO      1996      13,718         0              0                 500,000                       0

Richard T. Brock           1997     210,000         0          9,000                  20,000                       0
   Chairman                1996     210,000         0          9,000                       0                     525
                           1995     180,000         0          9,000                       0                     556

Stephen B. Spence          1997     100,000   122,160              0                  11,000                   1,209
    Vice President,        1996      90,125    43,606              0                  13,000                     651
    Client Services        1995      90,075    27,779              0                   2,000                     414

Kenneth D. Barwick.        1997     101,731    45,483              0                 100,000                       0
    Sr. Vice President,
    Worldwide Sales (5)

Judith A. Vitale           1997     100,000    27,150              0                   6,000                   2,269
    Director of Finance    1996      84,792     3,125              0                   3,500                   1,506
    and Administration     1995      70,708     7,150              0                   3,000                   1,126

-------------------
(1) The Company did not award any restricted stock or other long-term incentives other than stock options during 1995, 1996 or 1997. Accordingly, columns relating to such awards have been omitted.
(2)  Consists of Company matching contributions to the indicated person's 401
     (k) plan account.
(3) Information with respect to certain perquisites and other personal benefits awarded to the named executive officers has been omitted because in each case, the aggregate value of these items is less than $50,000 or 10% of the executive's annual salary and bonus for the years reported above.
(4) See "Table II - Option Grants in 1997" for a description of the material terms of the 1997 grants. (5) Mr. Barwick was employed by the Company for only a portion of 1997.

TABLE II - OPTION GRANTS IN 1997

        Table II presents information regarding options granted to the Company's named executive officers during 1997 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights ("SARs") and granted no SARs during 1997. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Mr. MacIntyre did not receive options during 1997 and accordingly does not appear in the table below.

                                                                       Potential Realizable
                                                                         Value at Assumed
                              Individual Grants                           Annual Rates of
                ---------------------------------------------------         Stock Price
                  No. of         % of Total                               Appreciation for
                Securities        Options     Exercise                       Option Term
                Underlying      Granted to    or Base                  --------------------
                 Options         Employees     Price       Date of         5%         10%
Name             Granted        during Year  ($/Share)   Expiration       ($)         ($)
------------    ----------      -----------  ---------   ----------    -------      -------
Mr. Barwick      50,000(1)         12.5        2.688      4/28/07      218,925      348,600
                 50,000(2)         12.5        2.688      4/28/07      218,925      348,600

Mr. Spence       10,000(1)         2.51        4.938       8/7/07       80,435      128,080
                  1,000(3)          .25         3.50       2/6/07        5,700        9,080

Ms. Vitale        5,000(1)         1.25         2.75       5/6/07       22,400       35,665
                  1,000(3)          .25         3.50       2/6/07        5,700        9,080

----------------

(1) These options become exercisable in 25% increments on the first, second, third and fourth anniversaries of the date of grant. Shares may be withheld upon exercise to pay applicable withholding taxes. Under certain circumstances, the options are subject to immediate vesting in the event of a change of control of the Company.
(2) These options become exercisable in 20% increments when the Company's stock price reaches $7.00, $10.00, $15.00, $20.00, and $25.00, respectively. In any event, all options are exercisable in five (5) years from date of grant.
(3) These options become exercisable in 50% increments when the Company's stock price reaches $8.00 and $12.00, respectively. In any event, all options are exercisable in four (4) years from date of grant.

TABLE III - AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

        Table III presents information regarding options exercised for shares of the Company's Common Stock during 1997 and the value of unexercised options held at December 31, 1997. There were no SARs outstanding during 1997. The value of unexercised in-the-money options at year-end was calculated based on $3.50, the closing sale price of a share of Common Stock reported on the Nasdaq National Market on December 31, 1997.

                                                                   NUMBER OF          VALUE OF UNEXERCISED
                                                                  UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT              AT YEAR-END
                             SHARES                              YEAR-END (#)               ($) (1)
                            ACQUIRED                            -------------            -------------
                           ON EXERCISE     VALUE REALIZED        EXERCISABLE/             EXERCISABLE/
    NAME                      (#)                ($)            UNEXERCISABLE            UNEXERCISABLE
    ----                   -----------     --------------       -------------            -------------
Mr. MacIntyre               62,500            62,500(2)           0 / 437,500              0 / 166,250

---------------------

(1) Value of Unexercised In-the-Money Options at December 31, 1997 is calculated as follows: [(Per Share Closing Sale Price on December 31, 1997) - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price on December 31, 1997 was $3.50.

(2) Mr. MacIntyre continues to hold the shares acquired upon exercise of the options. This reflects the value had the shares been sold on date of exercise.

PERFORMANCE GRAPH

        The following indexed line graph indicates the Company's total return to shareholders from March 31, 1993, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to December 31, 1997, as compared to total return for the Russell 2000 and Russell 2000-Technology indices for the same period. The Russell 2000 index is comprised of the 2,000 publicly traded companies with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies with the highest market capitalizations. The Russell 2000-Technology index is comprised of the 2,000 publicly traded companies in the high-technology industry with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations.



---------------------------------------------------------------------------------------------------------------
                                    March 31    December 31  December 31  December 31  December 31  December 31
                                      1993         1993         1994         1995         1996         1997
---------------------------------------------------------------------------------------------------------------
Brock International Inc.               100          186           61           93           38           32
---------------------------------------------------------------------------------------------------------------
Russell 2000-Technology Index          100          124          141          210          233          236
---------------------------------------------------------------------------------------------------------------
Russell 2000 Index                     100          114          112          144          167          205
---------------------------------------------------------------------------------------------------------------

                  PROPOSAL 2 - AMENDMENT AND RESTATEMENT OF THE
                        COMPANY'S 1993 STOCK OPTION PLAN

DESCRIPTION OF PLAN AND PROPOSED AMENDMENT

         The Firstwave Technologies, Inc. 1993 Stock Option Plan (the "Option Plan") permits the issuance of both incentive and non-qualified stock options to purchase Common Stock to directors and key employees of the Company. The Option Plan 952220843currently provides for the grant of options to purchase up to 800,000 shares of Common Stock to such directors and key employees. As of March 23, 1998, options to purchase 780,490 shares (net of forfeitures) had been granted under the Option Plan, leaving only 19,510 shares available for future grants. The number of shares reserved under the Option Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalizations and similar events. The primary purpose of the Option Plan is to secure and retain employees and directors by giving them an opportunity to invest in the future success of the Company.

         The proposed amendment and restatement of the Option Plan, if approved by the shareholders of the Company, would increase from 800,000 to 1,200,000 the number of shares available for grants of options under the Option Plan. Other changes to the Option Plan include revisions necessary to maximize potential deductions under Section 162(m) of the Internal Revenue Code (the "Code") that may be associated with the exercise of non-qualified options. If the amendment and restatement of the Option Plan is approved, the Company will have 419,510 shares available for future grants under the Option Plan. The Option Plan, in the form proposed to be amended and restated, is set forth as Appendix A hereto. Options to purchase shares of Common Stock reserved for issuance under the Option Plan may be granted to employees (87 persons as of March 23, 1998), including executive officers (six persons), and to non-employee directors (four persons).

DESCRIPTION OF THE OPTION PLAN

         The Option Plan is administered by a committee of the Board of Directors made up at least two members. The Board of Directors will consider the advisability of complying with the disinterested standards contained in Section 162(m) of the Code and in Rule 16(b)(3) (promulgated under the Securities Exchange Act of 1934) when appointing members. The Compensation Committee of the Board of Directors presently serves in this capacity.

         The Compensation Committee selects the individuals to receive options, determines the type of option granted, the number of shares subject to an option and the other terms and conditions of an option consistent with the provisions of the Option Plan; provided, however, that all terms and conditions of the grants of options to directors, as described below, are determined by the provisions of the Option Plan. No employee, however, may be granted during any single fiscal year of the Company the rights to shares of Common Stock under options and stock appreciation rights which, in the aggregate, exceed 100,000 shares of Common Stock. The Compensation Committee also interprets the provisions of the Option Plan and may prescribe, amend and rescind rules and regulations relating to it. The Compensation Committee is also under certain circumstances authorized to delegate to one or more officers of the Company authority to grant options to any prospective optionee who is not and will not at the time of the option grant be a "reporting person" for purposes of Section 16 of the Securities Exchange Act of 1934.

         Options granted pursuant to the Option Plan are nontransferable except by will or the laws of descent and distribution. The exercise price of each option granted may be paid in cash or, if the optionee's agreement so provides, in shares previously owned by the optionee, by any combination of shares and cash or by means of a "cashless exercise" through a broker. The term of an incentive stock option may not exceed ten years from the date of grant and the exercise price of an incentive stock option may not be less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value if the optionee owns more than 10% of the Company's outstanding Common Stock).

         Options granted under the Option Plan are exercisable in such amounts, at such intervals and upon such terms as the Compensation Committee shall provide in written agreements reflecting the options, subject to certain limitations specified in the Option Plan.

         Each non-management director was granted additional options as of November 6, 1997, in an amount required to provide that director with options in the aggregate to purchase 20,000 shares of Common Stock. Each person who becomes a director of the Company thereafter shall automatically be granted a non-qualified stock option as of the date he or she becomes a director and attends his/her first Board meeting to acquire 20,000 shares of the Company's Common Stock. Directors also are eligible to receive an option to acquire 5,000 shares of the Company's Common Stock annually if they continue in service through their respective service anniversary dates (as described in The Plan). These grants of options to directors have a term of ten years and become exercisable in annual one-fourth increments following the date of grant and have a per share exercise price equal to the fair market value of a share of Common Stock determined as of the option grant date.

         Prior to certain changes of control of the Company, unless the surviving entity agrees to assume the options, provisions shall be made to cause each outstanding option to become fully exercisable prior to the change in control and to terminate upon consummation of the transaction or event causing the change in control.

         For additional information concerning the number and type of options issued pursuant to the Option Plan through the end of 1997, see "Executive Compensation - Table I - Summary Compensation Table" and "- Table II - Option Grants in 1997." For additional information concerning option exercises in 1997, see "Executive Compensation - Table III Aggregated Option Exercises in 1997 and 1997 Year-End Option Values." As of March 23, 1998, the closing sale price of a share of Common Stock reported on the Nasdaq National Market was $5.00.

         Set forth below is the number of incentive and non-qualified options that had been granted to certain employees and certain groups of employees or directors and remained outstanding as of December 31, 1997.

                                                                         Incentive           Non-Qualified
     Name                                                            Options Granted (1)    Options Granted (1)
     ----                                                            ---------------        ---------------
     R. Douglas MacIntyre........................................              0                437,500 (2)
     Kenneth D. Barwick..........................................        100,000 (2)                  0
     Stephen B. Spence...........................................         26,000 (3)              5,010
     Lisa M. Campbell............................................         40,000                      0
     Kenneth Schultz.............................................         50,000                      0
     Judith A. Vitale............................................         15,500 (3)              5,010

     All current executive officers as a group
      (6 persons)................................................        231,500                447,520
     All current directors who are not
      Executive officers as a group (4 persons)..................              0                 60,000
     All non-executive employees as a group
      (81 persons)...............................................        232,465                 14,514

-----------------------

     (1) Except as indicated below, options granted to executive officers and non-executive employees become exercisable in 25% increments on the first, second, third and fourth anniversaries of the date of grant. All of the options granted expire ten years from the date of grant or earlier if the optionee dies or ceases to be employed by the Company.

     (2) These options become exercisable in 20% increments when the Company's stock price reaches $7.00, $10.00, $15.00, $20.00 and $25.00, respectively, or 5 years, whichever occurs first.

     (3) A portion of these options becomes exercisable in 50% increments when the Company's stock price reaches $8.00 and $12.00, respectively, or 4 years, whichever occurs first.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion outlines generally the federal income tax consequences of participation in the Option Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Option Plan.

         NON-QUALIFIED STOCK OPTIONS. The recipient of a non-qualified option under the Option Plan is not subject to any federal income tax upon the grant of such option nor does the grant of the option result in an income tax deduction for the Company. As a result of the exercise of an option, the recipient generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the recipient upon exercise over the exercise price. Such fair market value generally will be determined on the date the shares of Common Stock are transferred pursuant to the exercise. However, if the recipient is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred is determined will be the earlier of the last day of the six-month period beginning on the date the "property" is "purchased" or the first day on which a sale of the "property purchased" will not subject the recipient to suit under
Section 16(b) of the Exchange Act. Alternatively, if such a recipient makes a timely election under Section 83(b) of the Internal Revenue Code of 1986 (the "Code"), such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient when such ordinary income is recognized by the recipient, provided the Company satisfied applicable federal income tax withholding requirements.

         Depending on the period the shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

         Special tax rules apply to a recipient who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

         INCENTIVE STOCK OPTIONS. The recipient of an incentive stock option is not subject to any federal income tax upon the grant of such an option pursuant to the Option Plan, nor does the grant of an incentive stock option result in an income tax deduction for the Company. Further, a recipient will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares of Common Stock to the optionee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the optionee for the year in which the option is exercised. Thus, certain optionees may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

         If the shares of Common Stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the optionee generally will recognize ordinary income equal to the lesser of (i) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (ii) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. If the optionee is subject to Section 16(b) of the Exchange Act, special rules may apply to determine the amount of ordinary income recognized upon the disposition. The balance, if any, of the optionee's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the optionee, provided the Company satisfies applicable federal income tax withholding requirements.

         If the shares of Common Stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition will result in a long-term capital gain or loss with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

VOTE REQUIRED

         Approval of the Option Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                 VOTE IN FAVOR OF THE AMENDMENT AND RESTATEMENT
                               OF THE OPTION PLAN




                 PROPOSAL 3 - ADOPTION OF THE COMPANY'S EMPLOYEE
                               STOCK PURCHASE PLAN

INTRODUCTION

         Effective January 31, 1994, the Board of Directors of the Company adopted Firstwave Technologies, Inc. Employee Stock Purchase Plan (the "Purchase Plan"), as hereinafter described and included as Appendix B hereto. The Purchase Plan is intended to comply with Section 423 of the Code. Under the terms of the Purchase Plan, eligible employees of the Company and designated subsidiaries may be granted rights to purchase a maximum of 50,000 shares of Common Stock. As of March 23, 1998, 44,676 shares had been purchased under the Purchase Plan, leaving only 5,324 shares available for future purchases.

         The purpose of the Purchase Plan is to enable eligible employees of the Company to purchase Common Stock on advantageous terms and thereby allow such employees to share in the success of the Company and to encourage them to remain in the service of the Company. The proposed amendment and restatement of the Purchase Plan, if approved by the shareholders of the Company, would increase from 50,000 to 70,000 the total number of shares available for purchase under the Purchase Plan. If the amendment and restatement of the Purchase Plan is approved, the Company will have 25,324 shares available for future purchase under the Purchase Plan.

         The following description of the Purchase Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

DESCRIPTION OF THE PURCHASE PLAN

         The Purchase Plan is administered by a committee of the Board of Directors made up of two or more members. The Compensation Committee of the Board of Directors presently serves in this capacity.

         The Purchase Plan will generally operate on a calendar quarter basis. Eligible employees desiring to participate must elect to do so at least ten days prior to the commencement of each quarterly period. Each participant may elect to contribute up to 10% of his total compensation. Payment is made through payroll deductions.

         Any employee of the Company who is customarily employed for more than 20 hours per week and for more than five months during a calendar year may elect to purchase Common Stock through participation in the Purchase Plan. However, no eligible employee will be granted a right to purchase stock under the Purchase Plan (i) if that employee would then own stock, or hold options or rights to purchase stock, representing 5% or more of the total combined voting power or value of all classes of stock of the Company; or (ii) which would permit that participant's rights to purchase shares of Common Stock under all employee stock purchase plans of the Company to accrue at a rate in excess of $25,000 in fair market value of the shares (determined when the right to purchase is granted) for each calendar year in which the right to purchase stock is at any time outstanding. As of March 23, 1998, approximately 66 employees were eligible to receive rights to purchase stock under the Purchase Plan.

         The Purchase Plan operates as follows. On the first day of each quarterly period, a participant will be granted a right to purchase a fixed maximum number of whole shares of Common Stock that can be purchased on the last day of the quarterly period. The maximum number is determined by dividing the aggregate amount of the participant's anticipated payroll deductions for the year by 85% of the fair market value of a share of Common Stock on the first day of each quarterly period. Such maximum number of shares is subject to adjustment in the event of the recapitalization of the Company or if the number of shares of Common Stock so purchasable for a quarterly period by all participants would exceed the number of shares then available under the Purchase Plan.

         At the end of each quarterly period, participant contributions will be used to purchase shares of Common Stock at 85% of its fair market value on the date of exercise (the last day of the quarterly period). On March 23, 1998, the closing sale price per share of the Company's Common Stock on the Nasdaq National Market was $5.00. Unless a participant withdraws from the Purchase Plan at least ten days prior to the last day of a quarterly period, that participant's right will be automatically exercised on the last day of the quarterly period for the maximum number of whole shares of Common Stock that may be purchased with the aggregate payroll deductions credited to that participant's account as of that date at the applicable per share purchase price. Any payroll deductions credited to a participant's account during a quarterly period that remain in a participant's account after the automatic exercise of a right for the purchase of whole shares of Common Stock will, absent a timely withdrawal from the Purchase Plan, be applied to the purchase of shares in the immediately succeeding quarterly period.

         A participant who commences participation in the Purchase Plan will be deemed to have elected to continue participation for all subsequent quarterly periods until the participant files a written notice at least ten days prior to the first day of a quarterly period. Otherwise, a participant may withdraw during a quarterly period by filing a written notice at least ten days prior to the last day of the quarterly period. A participant who retires, dies or terminates employment will be deemed to have withdrawn from the Purchase Plan as of the date of retirement, death or termination of employment. If a participant retires, dies or ceases to be employed or otherwise withdraws from the Purchase Plan, the participant or the participant's beneficiary will be entitled to a refund of the amount contributed by the participant. Upon a withdrawal, the participant will receive a cash refund of any amounts then credited to his or her account under the Purchase Plan. A person who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 may not be allowed to resume participation following a withdrawal for a period of up to six months.

         Any right granted under the Purchase Plan is not transferable during the participant's lifetime. As soon as administratively feasible after the last day of each quarterly period, the Company shall deliver to each participant or, in the alternative, to a custodian designated by the committee administering the Purchase Plan, the shares of Common Stock purchased upon the exercise of the right. In the event of the delivery of a participant's shares of Common Stock to a custodian designated by such committee, the participant may elect at any time thereafter to have such shares delivered to the participant or to an account established by the participant with any brokerage firm. Shares of Common Stock delivered to a participant will be registered in the participant's name (or in the name of the participant and one other designated person as joint tenants with rights of survivorship). Before a right is exercised, the participant has no interest whatsoever in the shares covered by his or her right.

         Shares of Common Stock purchased by a person who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 may not be sold for a period of six months following the date of purchase, except in the event of the participant's death or disability.

         The Board of Directors may amend or discontinue the Purchase Plan at any time. No amendment that would require the sale of more than the number of shares authorized for issuance under the Purchase Plan will be effective without the approval of the Company's shareholders and shareholder approval must also be obtained for any amendment necessary under the Code or Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         Upon a termination of the Purchase Plan, each participant will receive a cash refund of any amounts then credited to his or her account thereunder.

FEDERAL INCOME TAX CONSEQUENCES

         Contributions withheld from a participant's regular compensation through payroll deductions are taxable income to the participant, and the participant's cash contributions to the Purchase Plan are not deductible.

         A participant will not recognize income either at the time the right is granted (the "Option Date") or at the time it is exercised (the "Exercise Date"). A participant will be taxed only when he or she disposes of the Common Stock. Unless the disposition occurs by reason of the participant's death, the tax consequences will depend upon the length of time the participant has held the Common Stock.

         If the participant does not dispose of shares of Common Stock until after the expiration of two years from the Option Date, and one year from the Exercise Date (the "Holding Period"), he or she may recognize ordinary income in the amount equal to the lesser of (i) 15% of the fair market value of the shares of Common Stock on the Option Date, or (ii) the amount by which the fair market value of the shares of Common Stock at the time they are sold exceeds the price paid for the shares. Any gain realized in excess of that amount will be taxed as capital gain. If the shares of Common Stock are sold for less than the amount paid by the participant, no ordinary income will be recognized, and the loss will be treated as capital loss.

         If the shares of Common Stock are disposed of before the expiration of the Holding Period, the participant must recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the Exercise Date over the amount paid by the participant. Any gain realized in excess of this amount will be taxed as capital gain. Any loss realized on the disposition of shares will be a capital loss measured after the basis of the shares of Common Stock is increased by the amount of ordinary income, if any, recognized on the disposition.

         Some taxpayers may be subject to the alternative minimum tax in the year of an option exercise under the Purchase Plan as a result of the otherwise favorable tax treatment which may apply.

         If the participant holds the Common Stock for the Holding Period, the Company will not be entitled to any deduction when it is sold. However, if the participant sells shares of Common Stock before the expiration of the Holding Period, the Company will be entitled to deduct the amount which the participant is required to recognize as ordinary income.

         If a participant dies while owning shares of Common Stock, the participant's estate will be subject to the Holding Period requirements.

VOTE REQUIRED

         Approval of the Purchase Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                        SHAREHOLDERS VOTE IN FAVOR OF THE
                            AMENDMENT AND RESTATEMENT
                              OF THE PURCHASE PLAN



                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.


                             SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. Certain directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.


                              INDEPENDENT AUDITORS

        The firm of Price Waterhouse LLP served as the Company's independent auditors for 1997 and the Board of Directors has reappointed this firm as the Company's independent auditors for 1998. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

        Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the 1999 Annual Meeting must be received by the Company at its executive offices at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, Attention: Mr. R. Douglas MacIntyre, on or prior to December 3, 1998.

                                  ANNUAL REPORT

        The Company's 1997 Annual Report to Shareholders (which is not part of the Company's proxy soliciting material) is being mailed to the Company's shareholders with this Proxy Statement.


April 3, 1998
Atlanta, Georgia

                                                                        APPENDIX


                          FIRSTWAVE TECHNOLOGIES, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF FIRSTWAVE TECHNOLOGIES, INC.

    The undersigned shareholder(s) of Firstwave Technologies, Inc., a Georgia Corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 3, 1998, and hereby appoints Richard T. Brock and R. Douglas MacIntyre, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the same name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Thursday, May 7, 1998 at the Corporate Offices of Firstwave Technologies, Atlanta, Georgia, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect the nominees listed below to serve as directors of the Company for the ensuing year:

          Richard T. Brock, Michael T. McNeight, John F. Keane, James R. Porter, and R. Douglas MacIntyre

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

INSTRUCTION: To withhold authority for any individual nominee, mark "FOR" above and write the name of the nominee as whom you wish to withhold authority in the space provided:

--------------------------------------------------------------------------------

(2) Approval of an amendment and restatement of the Company's 1993 Stock Option Plan to increase the number of Shares reserved for future grants under the plan from 800,000 to 1,200,000;

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

(3) Approval of an amendment and restatement of the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for possible purchase by Company employees from 50,000 to 70,000; and

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

(4) In their discretion, to transact such matter or matters which may properly come before the meeting or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). If no direction is made, it will be voted FOR the items listed (1) through (3) and as the proxies deem advisable on such other matters as may come before the meeting.

                                               Dated:                     , 1998
                                                      --------------------

                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Signature (if held jointly)
                                               Title of authority (if
                                               applicable)

                                               NOTE: Please sign exactly as name
                                               appears hereon. If shares are
                                               registered in more than one name,
                                               the signature of all persons are
                                               required. A corporation should
                                               sign its full corporate name by a
                                               duly authorized officer, stating
                                               his or her title. Trustees,
                                               guardians, executors and
                                               administrators should sign in
                                               their official capacity, giving
                                               their full title as such. If a
                                               partnership, please sign in the
                                               partnership name by an authorized
                                               person.